UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

  Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUMMIT NETWORKS INC
(Exact name of registrant as specified in its charter)

Nevada	3231	35-2511257
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Summit Networks Inc

Jaunciema gatve 40,

Ziemeļu rajons, Rīga,

LV-1023, Latvia

(775) 572-8824

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IncSmart.biz, Inc.

4264 Lady Burton St, Las Vegas, NV 89129

(888) 681-9777

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keith A. Gernant, Esq.

The Mcbride Law Firm, PC

9929 N. 95th St., Suite Q-110

Scottsdale, AZ 85258

Telephone 602-228-6567

Facsimile 602-808-9005

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,000,000	(2)	$0.04	(3)	$80,000	$10.91
TOTAL	2,000,000		$-		$80,000	10.91

_______________

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED ___________, 2014

PRELIMINARY PROSPECTUS

Summit Networks Inc

2,000,000 Shares of Common Stock at $0.04 per share

This Prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value, by Summit Networks Inc, a Nevada corporation (“we”, “us”, “our”, “Summit”, “Summit Networks”, “Company” or similar terms). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this Prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our management, we may close the Offering if all the shares are sold before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period. We will pay all expenses incurred in this Offering.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 25% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 75% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold
Common Stock	$0.04	Not Applicable	$20,000	$40,000	$60,000	$80,000
Totals	$0.04	Not Applicable	$20,000	$40,000	$60,000	$80,000

We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $.04 per share. There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is a direct primary being conducted on a self-underwritten, basis, which means our President, Andris Berzins, will attempt to sell the shares. There is no commitment by any person to purchase any shares. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The offering date is the date upon which this registration statement becomes effective.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales. We have not made any arrangements to place funds in an escrow, trust or similar account. Any funds received as part of the Offering will be immediately deposited into our bank account and will be available to us for our immediate use. If we fail to raise enough capital to commence operations, you may lose your entire investment. Additionally, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. Similarly, if a creditor sues us and obtains a judgment against us, the creditor could garnish our bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are not a blank check company and have no current plans or intentions to engage in a business combination following this offering.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our shares of common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 7.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________, 2014

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TABLE OF CONTENTS

Prospectus Summary	5
Cautionary Statement Regarding Forward-Looking Statements	8
Risk Factors	8
Use of Proceeds	17
Determination of Offering Price	18
Dilution	19
Management’s Discussion and Analysis of Financial Condition And Results of Operations	20
Description of Business	25
Facilities	29
Employees and Employment Agreements	29
Legal Proceedings	31
Directors, Executive Officers, Promoter and Control Persons	32
Executive Compensation	33
Certain Relationships and Related Transactions	34
Security Ownership of Certain Beneficial Owners and Management	34
Plan of Distribution	35
Description of Securities	36
Disclosure of Commission Position Indemnification for Securities Act Liabilities	37
Legal Matters	37
Interests of Named Experts and Counsel	37
Experts	38
Available Information	38
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	38
Index to the Financial Statements	F-1

Please read this Prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You should not rely on any unauthorized information. This Prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this Prospectus is current as of the date on the cover. You should rely only on the information contained in this Prospectus.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 7 and 15, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Corporate Background and Business Overview

Our Company was incorporated in the State of Nevada on July 8, 2014 to engage in the development and operation of a business engaged in the distribution of glass craft products produced in China.  We are a development stage company and also considered an “Emerging Growth Company”  Our fiscal year end is July 31st. Our executive offices are located at 8153 Finch Feather St., Las Vegas, NV 89143. Our phone number is (775) 572-8824.  On July 28, 2014 we purchased an office and small shop for US$8,000, located at: Jaunciema gatve 40, Ziemeļu rajons, Rīga, LV-1023, Latvia.  The primary activities at the Las Vegas location will be carried out by our sole employee and CEO, Andris Berzins.  He will be working from this location as his schedule permits, to process sales, oversee company operations in US,  make sure our business plan in implemented as it should – including verifying that orders are fulfilled properly, regular office work (processing incoming mail, making phone calls to customers and suppliers, etc.) and working on our website content.  Mr. Berzins will also travel to Latvia, to work in the office in the shop there; to create a plan to reach out to potential customers in European Union (EU), to locate less expensive potential suppliers of our offered products, to process incoming mail in Latvia from local authorities, to keep all required paperwork in up to date state, working on content of our company website in Latvian language (for local customers) with the goal of reaching out to more customers to make our company more successful.

We require a minimum funding of $12,990 to conduct our business over the next 12 months, and if we are unable to obtain this level of financing, our business may fail.

We are in the early stages of developing our plan to distribute glass craft products, in forms including but not limited to glass crafts, novelties, knobs, trophies, vases, glasses, boxes, bowls, trays, plates .  We currently have some operating history which includes revenues and cost of sales.  Our plan of operations over the 12 month period following successful completion of our Offering is to develop and establish our glass craft products distribution business and hire three more salespeople (See “Business of the Company” and “Plan of Operations”).

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our sole officer and director.  We have generated some revenues and our principal business activities to date have consisted of creating a business plan and entering into a Supply Agreement, dated July 10, 2014, with three Chinese companies, Xiamen Ebei Import & Export Co., Ltd. (“Xiamen Ebei”), Yangzhou Kanglong Glass Arts Co., Ltd. (“Yangzhou Kanglong”), and Yancheng Sunrise Import & Export Co.,Ltd. (“Yancheng Sunrise”).  Xiamen Ebei, Yangzhou Kanglong and Yancheng Sunrise are large and well-established suppliers and distributors of glass craft products in China.  The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase a variety of glass craft products (including crafts, novelties, knobs, trophies, vases, glasses, boxes, bowls, trays and plates) produced by each of the companies.  The agreements also outline the following basic terms (see Agreements for the full terms):

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1. The term of each agreement began on August 1, 2014 and expires August 1, 2018.

2. Summit will give the Supplier (Seller) 60 days’ notice regarding the quantity requested for delivery.  Supplier will arrange delivery through a carrier chosen by the Supplier , the cost of which shall be F.O.B.

3. The agreement between Summit and the Supplier is non-exclusive.

4. The prices to be paid by Summit under the Supply Agreements are fixed by agreement between Summit and the Supplier. Prices are exclusive of all taxes, insurance and shipping and handling charges which are Summit’s responsibility.

5. Summit (and its customers) has the right to inspect the goods upon receipt and notify the Supplier of any claim for damages.  If any defect or damages is identified the Supplier will replace or repair the goods or refunds the purchase price at the Suppliers option.

While we have entered into supply agreements with these three suppliers, we can make no assurance that we will be able to maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms.  As independent companies, these glass craft products suppliers make their own business decisions.  Such suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability.  They may have the right to determine whether, and to what extent, they will produce and distribute the products we need for resale.  In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer.

We received our initial funding of $4,000 through the sale of common stock to our sole officer and director, who purchased 4,000,000 shares at $0.001 per share.

Our financial statements from inception on July 8, 2014 through our first fiscal year ended July 31, 2014 report $30,100 in revenues and a net income of $5,090. Our independent salesman Rob Johnson contacted many potential buyers. From those contacts he received four purchase orders for glass craft products totaling $30,000 from one buyer.  The products ordered were readily available, off the shelf products from one of our suppliers and were available for immediate shipment to the buyer; the shipping costs were $100 which was passed on to the buyer for Total Revenues of $30,100.  Mr. Johnson was paid a commission of $2,050 and the product cost from the supplier was $20,950, resulting in a gross profit of $23,000.

Our independent registered public accountant has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

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The following is a brief summary of this Offering:

THE OFFERING

The Issuer:	Summit Networks Inc

Securities Being Offered:	2,000,000 shares of common stock

Price Per Share:	$0.04

Common stock outstanding before the Offering:	4,000,000 shares of common stock

Common stock outstanding after completion of the Offering	6,000,000 shares of common stock (assuming the sale of all 2,000,000 shares being offered)

Duration of the Offering:

The Offering will commence promptly on the date upon which this Prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our management, we may close the Offering before expiration of the 180 day period if all the shares are sold or extend the Offering for up to 90 days following the expiration of the 180-day Offering period.

Manner of Offering	The Offering is a self-underwritten, direct primary offering with no minimum purchase requirement.

Net Proceeds	$80,000 (assuming the sale of all 2,000,000 being offered)

Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this Prospectus, held by our sole officer and director, Andris Berzins.

Anticipated Total Registration Costs:	We estimate our total offering registration costs to be approximately $9,000

Risk Factors:	See “Risk Factors” and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Information

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from July 8, 2014 (date of inception) to July 31,2014, included on Page F-1 in this Prospectus.

Financial Summary	July 31, 2014
Cash and Deposits	$110
Total Assets	$9,110
Total Liabilities	$20
Total Stockholder’s Equity	$9,090

Statement of Operations	July 31, 2014
Revenue	$30,100
Cost of Goods Sold	$20,950
Selling, General & Administrative Expenses	$4,060
Net Income	$5,090

We have just commenced our operations and though our financial statements as of July 31, 2014 showed a net profit of $5,090, we anticipate that we will incur net losses from our operations for the foreseeable future.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business

Because our independent registered public accountants have issued a going concern opinion, there is substantial uncertainty that we will continue operations, in which case you could lose your investment.

Our independent registered public accountants have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We have a very limited operating history and we anticipate that we will incur net losses from our operations for the foreseeable future.

We were incorporated on July 8, 2014 and have very limited operations. We have realized some revenues to date. Our proposed glass craft products distribution business is still under development and, combined with our limited operating history,this can make an evaluation of our future success or failure very difficult. Though our financial statements as of July 31, 2014 show a net profit of $5,090, we anticipate that we will incur net losses from our operations for the foreseeable future.This will happen because there are substantial costs and expenses associated with the development, marketing and distribution of our products. We may fail to generate revenues in the future. If we cannot attract a significant number of purchasers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

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In particular, additional capital may be required in the event that:

•	the actual expenditures required to be made are at or above the higher range of our estimated expenditures;

•	we incur unexpected costs in completing the development of our business or encounter any unexpected difficulties;

•	we incur delays and additional expenses related to the distribution or procurement of our products; or

•	we are unable to create a substantial market for our products; or we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.

Because we have generated some small revenue from our business, and we are at least 12 months (from the date hereof) away from being in a position to generate larger revenues, we will need to raise significant, additional funds for the future development of our business and to respond to unanticipated requirements or expenses.

Our ability to successfully market our products and to eventually distribute and generate operating revenues also depends on our ability to obtain the necessary financing to implement our business plan. Given that we have a very limited operating history and small revenues, we may not be able to achieve this goal, and we may go out of business. We may need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our glass craft products and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of the original stockholders. Obtaining loans will increase our liabilities and future cash commitments, and there can be no assurance that we will even have sufficient funds to repay our future indebtedness or that we will not default on our future debts if we are able to even obtain loans.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

The glass craft products distribution market is fragmented and competitive and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve.

The glass craft products distribution market is fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, delivery capabilities and availability of product. We will compete with many local, regional and national glass craft products distributors and dealers. In addition, some glass craft products suppliers might sell and distribute their products directly to our future customers, and the volume of such direct sales could increase in the future. Additionally, distributors of products similar to those distributed by us, such as distributors of glass craft products, may elect to sell and distribute to our future customers or enter into exclusive supplier arrangements with other distributors. Substantially all of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

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We depend on independent glass craft products suppliers for our business to operate.

We are and will continue to be for the foreseeable future, substantially dependent on independent glass craft products suppliers to deliver our glass craft products. We do not have our own manufacturing facilities to produce our products. We are and will continue to be for the foreseeable future, entirely dependent on third parties to supply the products we need to operate our distribution business. While we have entered into supply agreements with three suppliers, we can make no assurance that we will be able to maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms. As independent companies, these glass craft products suppliers make their own business decisions. Such suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability. They may have the right to determine whether, and to what extent, they will produce and distribute the products we need for resale. In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer. We will face risks associated with any supplier’s failure to adhere to quality control and service guidelines we establish or failure to ensure an adequate and timely supply of product to our potential and future customers. Any of these factors could negatively affect our business and financial performance. If we are unable to obtain and maintain a source of supply for our products, our business will be materially and adversely affected.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

We are a new company, having been formed and commenced operations only in 2014. Our success depends on our ability to build and maintain the brand image for our glass craft products and effectively build the brand image for any new products. We cannot assure you that any expenditures on advertising and marketing will have the desired impact on our products’ brand image and on consumer preferences. Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other products. Allegations of product defects, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected product was distributed. Product recalls would negatively affect our profitability and brand image.

If we are unable to complete our plan to distribute our glass craft products, we will not be able to generate future revenues and you will lose your investment.

We have not completed our full business plan to distribute our products. The success of our proposed business will depend on the completion of our plan and the acceptance of our glass craft products by the general public. Achieving such acceptance will require significant marketing investment. Once we are capable of greater distribution of our glass craft products, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If our products are not accepted at sufficient levels, our business will fail.

We currently do not have the ability to accept credit or debit card payments from our customers.

Currently our customers are able to submit payment via wire transfer or by sending a check/money order. Once our website is functioning we plan to offer the ability to pay with a credit or debit card or payment options such as Paypal, but in the meantime this may create a competitive disadvantage due to our payment processing system lacking credit card functionality, which is different from the vast majority of online commerce sites.

Changes in economic conditions that impact consumer spending could harm our business.

Our financial performance is sensitive to changes in overall economic conditions that impact consumer spending, particularly spending associated with non-essential products, such as glass craft products, which is not indispensable to maintaining a basic lifestyle. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products. A general reduction in the level of consumer spending or shifts in consumer spending to other products could have a material adverse effect on our growth, sales and profitability.

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Because we will purchase and distribute our products to and from overseas locations, a disruption in the delivery of exported products may have a greater effect on us than on our competitors.

We will export our product from China. Because we export our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in Europe and North America. Deliveries of our products may be disrupted through factors such as:

•	raw material shortages, work stoppages, strikes and political unrest;

•	fuel price increases;

•	problems with ocean shipping, including work stoppages and shipping;

•	container shortages;

•	increased inspections of import shipments or other factors causing delays in shipments; and

•	economic crises, international disputes and wars.

Some of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we may have to offer our products at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

We depend completely on our sole officer and director to manage the affairs of the Company, the loss of whom would materially and adversely affect our company.

We currently have only one employee who is also our sole officer and director. We depend entirely on Mr. Berzins for all of our operations. The loss of Mr. Berzins would have a substantial negative effect on our company and may cause our business to fail. Mr. Berzins has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Berzins’ services could prevent us from completing the development of our business. In the event of the loss of his services, no assurance can be given that we will be able to obtain the services of an adequate replacement.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

Our sole officer and director has experience operating a private business of stained glass home products distribution in Latvia, but he has had no prior experience distributing or selling glass craft products.  Mr. Berzins also has no experience with international distribution and since he is based in Latvia but we are seeking to distribute Chinese manufactured products to North America and the European Union, this lack of experience in international distribution may prove detrimental to our plans. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful.  There can be no assurance that our glass craft products will gain wide acceptance in its target market or that we will be able to effectively market our product.

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Our management has no experience in a public company setting.  His decisions and choices may not take into account standard operating procedures required for a public company and could adversely impact our ability to comply with the reporting requirements of U.S. securities laws. As a result, we may have to suspend or cease activities which will result in the loss of your investment.

Mr. Berzins has no experience as the principal executive officer or principal financial officer of a public company. Consequently our activities, earnings and ultimate success could suffer irreparable harm due to management's lack of experience. He has also never been responsible for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  His lack of public company experience could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.   Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status.  If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our officer and director is engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

We initially expect Mr. Berzins to spend approximately 20 hours a week on the business of our company. As a result, demands for the time and attention from Mr. Berzins from our company and his other business interests may conflict from time to time. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Because we rely primarily on Mr. Berzins to maintain our business contacts and to promote our products, his limited devotion of time and attention to our business may hurt the operation of our business.

Mr. Berzins beneficially owns all of the issued and outstanding shares of our stock, and will maintain a significant percentage of ownership after the Offering is complete. Accordingly, he will continue to have control over stockholder matters, our business and management.

As of the date of this Prospectus our sole officer and director, Mr. Berzins, beneficially owns 4,000,000 shares of our common stock in the aggregate, or 100% of our issued and outstanding shares of common stock. Assuming completion of the full Offering, he will hold 67% of our issued and outstanding shares of common stock. As a result he will have significant influence to:

•	Elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Berzins, new investors may not be able to effect a change in our business or management, and therefore, stockholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our Mr. Berzins, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the Registration Statement in which this Prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. In order to comply with such requirements, our independent registered public accountants will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our independent registered public accountants and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

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Because our headquarters and assets are located outside the U.S., investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. federal securities laws against the Company and its non-U.S. resident officer and director.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident and our headquarters and assets are located outside the United States, in Latvia. Consequently, it may be difficult for investors to affect service of process on our sole officer and director and to enforce in the United States judgments obtained in United States courts against the Company and its sole officer and director based on the civil liability provisions of the United States securities laws. Since the majority our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us is likely not enforceable in Latvia.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, Mr. Berzins, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this Offering, we may have to seek alternative financing to implement our business plan.

As an “Emerging Growth Company” under the Jumpstart Our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1)

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Associated with our Common Stock

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this Prospectus. We plan to contact a market maker immediately following the completion of the Offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this Offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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If our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, the extremely small numbers of holders will sharply limit liquidity of the shares, and there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts’ estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We have not engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

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Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares of common stock. At present, there are 4,000,000 issued and outstanding shares of common stock, and if we are successful in completing the full Offering there will be 6,000,000 shares outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our shares of common stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

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MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the Registration Statement of which this Prospectus forms a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 4,000,000 shares of our common stock since our inception on July 8, 2014. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We have 1 holder of record of our common stock as of the date of this Prospectus.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

USE OF PROCEEDS

Our Offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the Offering to proceed. The offering price per share is $0.04. The following table sets forth the use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. The various offering amounts presented are for illustrative purposes only and the actual amount of proceeds raised, if any, may differ significantly.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000
OFFERING EXPENSES
Legal and Accounting	5,500	5,500	5,500	5,500
Publishing/Edgarizing	500	500	500	500
Transfer Agent	1000	1000	1000	1000
SEC Filing fee	10	10	10	10
TOTAL OFFERING EXPENSES	7,010	7,010	7,010	7,010

NET AFTER OFFERING EXPENSES	12,990	32,990	52,990	72,990

EXPENDITURES (1)
Maintaining reporting status	9,000	9,000	9,000	9,000
Office set up	2,000	2,000	3,000	4,000
Web site development	2,090	3,500	4,000	5,000
Advertising/marketing	-	15,000	30,000	35,000
Sales person	-	-	-	12,000
General administrative costs	-	3,490	6,990	7,990
Total Expenditures	12,990	32,990	52,990	72,990

Net Remaining Balance	-0-	-0-	-0-	-0-

______________

(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

The figures above represent only estimated costs and may be adjusted based upon the actual funds raised in the Offering and revenues.

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Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this Prospectus.

If the Company is not successful in selling all 2,000,000 shares within the prescribed 180 day period (which may be extended an additional 90 days in our sole discretion), then we will not be able to proceed with our complete business plan unless additional funds are raised in some other manner.

Our offering expenses of approximately $7,010 are comprised primarily of legal and accounting expenses, publishing/Edgarization fees, SEC filing fees and transfer agent fees. Our officer and director will not receive any compensation for his effort in selling our shares.

If we are able to sell only 1,500,000, shares (75% of this Offering) we can maintain our reporting requirements with the SEC and complete the development of our business to distribute glass craft products, with the exception that we will have insufficient funds to hire 3 salespeople. If we are not able to sell a minimum of 500,000 shares (25% of this Offering), we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Nevada. If we are unable to complete the full Offering of 2,000,000 shares, we may attempt to raised the funds needed to complete our Plan of Operation through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of developing our website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning additional revenues.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon the successful development of our glass craft products business, a successful marketing and promotion program and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 2,000,000 shares of common stock under this Offering, the net proceeds will be used for our business plan and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the Registration Statement of which this Prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of July 31, 2014 was $9,090 or approximately $0.0023 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of July 31, 2014.

The following table sets forth as of July 31, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this Offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the Offering, after deduction of offering expenses, assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.04	0.04	0.04	0.04
Post offering net tangible book value	22,080	42,080	62,080	82,080
Post offering net tangible book value per share	0. 0049	0. 0084	0. 0113	0. 0137
Pre-offering net tangible book value per share	0.0023	0.0023	0.0023	0.0023
Increase (Decrease) in net tangible book value per share after offering	0. 003	0. 006	0. 009	0. 011
Dilution per share	0. 035	0. 032	0. 029	0. 026
% dilution	87.73%	78.96%	71.78%	65.80%
Capital contribution by purchasers of shares	$20,000	$40,000	$60,000	$80,000
Capital Contribution by existing stockholders	$4,000	$4,000	$4,000	$4,000
Percentage capital contributions by purchasers of shares	83%	90%	93%	95%
Percentage capital contributions by existing stockholders	17%	10%	7%	5%
Gross offering proceeds	$20,000	$40,000	$60,000	$80,000
Anticipated net offering proceeds	$12,990	$32,990	$52,990	$72,990
Number of shares after offering held by public investors	500,000	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	4,500,000	5,000,000	5,500,000	6,000,000
Purchasers of shares percentage of ownership after offering	11%	20%	27%	33%
Existing stockholders percentage of ownership after offering	89%	80%	73%	67%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

Overview

Our Company was incorporated in the State of Nevada on July 8, 2014 to engage in the development and operation of a business engaged in the distribution of glass craft products produced in China.  We are a development stage company.  Our fiscal year end is July 31st.  Our executive offices are located at 8153 Finch Feather St., Las Vegas, NV 89143. Our phone number is (775) 572-8824.  On July 28, 2014 we purchased an office and small shop for US$8,000, located at: Jaunciema gatve 40, Ziemeļu rajons, Rīga, LV-1023, Latvia.  The primary activities at the Las Vegas location will be carried out by our sole employee and CEO, Andris Berzins.  He will be working from this location as his schedule permits, to process sales, oversee company operations in US,  make sure our business plan in implemented as it should – including verifying that orders are fulfilled properly, regular office work (processing incoming mail, making phone calls to customers and suppliers, etc.) and working on our website content.  Mr. Berzins will also travel to Latvia, to work in the office in the shop there; to create a plan to reach out to potential customers in European Union (EU), to locate less expensive potential suppliers of our offered products, to process incoming mail in Latvia from local authorities, to keep all required paperwork in up to date state, working on content of our company website in Latvian language (for local customers) with the goal of reaching out to more customers to make our company more successful.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made some significant purchase of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We require a minimum funding of $12,990 to conduct our business over the next 12 months, and if we are unable to obtain this level of financing, our business may fail.

We are in the early stages of developing our plan to distribute glass craft products, in forms including but not limited to glass crafts, novelties, knobs, trophies, vases, glasses, boxes, bowls, trays, plates .  We currently have some operating history which includes revenues and cost of sales.  Our plan of operations over the 12 month period following successful completion of our Offering is to develop and establish our glass craft products distribution business and hire three more salespeople (See “Business of the Company” and “Plan of Operations”).

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our sole officer and director.  We have generated some revenues and our principal business activities to date have consisted of creating a business plan and entering into a Supply Agreement, dated July 10, 2014, with three Chinese companies, Xiamen Ebei Import & Export Co., Ltd. (“Xiamen Ebei”), Yangzhou Kanglong Glass Arts Co., Ltd. (“Yangzhou Kanglong”), and Yancheng Sunrise Import & Export Co.,Ltd. (“Yancheng Sunrise”).  Xiamen Ebei, Yangzhou Kanglong and Yancheng Sunrise are large and well-established suppliers and distributors of glass craft products in China.  The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase a variety of glass craft products (including crafts, novelties, knobs, trophies, vases, glasses, boxes, bowls, trays and plates) produced by each of the companies. The agreements also outline the following basic terms (see Agreements for the full terms):

1. The term of each agreement began on August 1, 2014 and expires August 1, 2018.

2. Summit will give the Supplier (Seller) 60 days’ notice regarding the quantity requested for delivery.  Supplier will arrange delivery through a carrier chosen by the Supplier , the cost of which shall be F.O.B.

3. The agreement between Summit and the Supplier is non-exclusive.

4. The prices to be paid by Summit under the Supply Agreements are fixed by agreement between Summit and the Supplier. Prices are exclusive of all taxes, insurance and shipping and handling charges which are Summit’s responsibility.

5. Summit (and its customers) has the right to inspect the goods upon receipt and notify the Supplier of any claim for damages.  If any defect or damages is identified the Supplier will replace or repair the goods or refunds the purchase price at the Suppliers option.

While we have entered into supply agreements with these three suppliers, we can make no assurance that we will be able to maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms.  As independent companies, these glass craft products suppliers make their own business decisions.  Such suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability.  They may have the right to determine whether, and to what extent, they will produce and distribute the products we need for resale.  In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer.

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We received our initial funding of $4,000 through the sale of common stock to our sole officer and director, who purchased 4,000,000 shares at $0.001 per share.

Our financial statements from inception on July 8, 2014 through our first fiscal year ended July 31, 2014 report $30,100 in revenues and a net income of $5,090. Our independent salesman Rob Johnson contacted many potential buyers. From those contacts he received four purchase orders for glass craft products totaling $30,000 from one buyer.  The products ordered were readily available, off the shelf products from one of our suppliers and were available for immediate shipment to the buyer; the shipping costs were $100 which was passed on to the buyer for Total Revenues of $30,100.  Mr. Johnson was paid a commission of $2,050 and the product cost from the supplier was $20,950, resulting in a gross profit of $23,000.

Our independent registered public accountant has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our customers will be asked to 100% prepay for the products. Customers will have 2 options to pay for our products: by wire transfer or by sending a check/money order.  If a customer decides to pay by check/money order, then we will allow 5 business days before shipping for the check/money order to clear. Customers will be responsible for covering the shipping costs which will be added automatically to a customer’s final bill. As soon as we receive prepayment for the products from our customers we will purchase these products from our supplier by wire transfer or credit card payment including shipping costs.  The purchased products will be shipped directly to the customers unless the customer wishes to pick the product up at our office. Once our website is functioning we plan to offer the ability to pay with a credit or debit card or payment options such as Paypal.

Once we have completed the Offering the following twelve month plan is:

Set up Office.

Time Frame: 1st- 3rd months.

Upon completion of our Offering we plan to acquire the necessary office equipment to expand operations. We have budgeted a cost between $2,000 and $4,000 to obtain the necessary office equipment. Andris Berzins, our sole officer and director will handle our administrative duties.

Develop Our Website.

Time Frame: 3rd-5th months.

When our equipment is obtained, we intend to begin developing our website. Our sole officer and director, Andris Berzins will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us design and develop our website. We do not have any written agreements with any web designers at current time. We have budgeted a cost between $2,090 and $5,000 for the website. It will take up to 90 days to develop our website. There will be information about us, the variety of glass craft products we will offer, information on how to order our product and other information. Updating and improving our website will continue throughout the lifetime of our operations.

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Commence Marketing Campaign.

Time Frame: 6th-12th months.

Once our website is operational, we will begin to market our product. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from “word of mouth” advertising where our new clients will refer their friend and colleagues to us. We plan to attend trade shows in our industry to showcase our product with a view to find new customers. We also will use internet promotion tools on Facebook and Twitter to advertise our products and company. We intend to spend from $15,000 to $35,000 on marketing efforts during the first year, the amount being determined by the success of the Offering. Marketing is an ongoing matter that will continue during the life of our operations.

Negotiate service agreements with potential wholesale customers.

Time Frame: 6th-12th months.

At the same time we start our marketing campaign, we plan to contact and start negotiations with potential wholesale customers, such as glass craft distributors. Initially, our sole officer and director, Mr. Berzins, will look for potential wholesale customers. We will negotiate terms and conditions of collaboration. Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to establish successful agreements.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition.

Hire 3 Salespersons.

Time Frame: 8th-12th months.

If we sell 100% shares in this Offering, we intend to hire 3 salespersons to introduce our products. The salespersons job would be to find new potential purchasers, and to set up agreements with wholesale customers to buy our glass craft products.

Based on our current operating plan, we believe that we will increaseour revenue from selling our glass craft products by mid-2015. We do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this Offering to commence our planned business activities. We may also need to obtain additional financing to operate our business for the twelve months following completion of our public Offering. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

In summary, we expect to be in full operation and expending our product line within 12 months of completing our Offering. If we are unable to attract customers and generate sufficient revenues to sustain operations we may have to suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Revenues and Results of Operations

We have generated $30,100 in revenues since our inception on July 8, 2014, with cost of goods totaling $20,950 for gross profits of $9,050.  During the period from inception to July 31, 2014, our operating expenses were comprised of selling, general and administrative expenses of $4,060.  Our independent salesman Rob Johnson contacted many potential buyers. From those contacts he received four purchase orders for glass craft products totaling $30,000 from one buyer.  The products ordered were readily available, off the shelf products from one of our suppliers and were available for immediate shipment to the buyer; the shipping costs were $100 which was passed on to the buyer for Total Revenues of $30,100.  Mr. Johnson was paid a commission of $2,050 and the product cost from the supplier was $20,950, resulting in a gross profit of $23,000.

Our total assets at July 31, 2014 were $9,110, consisting of $110 in cash, $1,000 in security deposits and $8,000 in fixed assets of an office and shop property in Latvia. We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $9,000.

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Expenditures and Plan of Operation

We expect to incur the following expenses in the 12 months following completion of our Offering in connection with our business operations:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000
OFFERING EXPENSES
Legal and Accounting	5,500	5,500	5,500	5,500
Publishing/Edgarizing	500	500	500	500
Transfer Agent	1000	1000	1000	1000
SEC Filing fee	10	10	10	10
TOTAL OFFERING EXPENSES	7,010	7,010	7,010	7,010

NET AFTER OFFERING EXPENSES	12,990	32,990	52,990	72,990

EXPENDITURES (1)
Maintaining reporting status	9,000	9,000	9,000	9,000
Office set up	2,000	2,000	3,000	4,000
Web site development	2,090	3,500	4,000	5,000
Advertising/marketing	-	15,000	30,000	35,000
Sales person	-	-	-	12,000
General administrative costs	-	3,490	6,990	7,990
Total Expenditures	12,990	32,990	52,990	72,990

Net Remaining Balance	-0-	-0-	-0-	-0-

(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

The figures above represent only estimated costs and may be adjusted based upon the actual funds raised in the Offering and revenues.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have generated some revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to retain, on a consulting basis, engineers to conduct technical and economic feasibility studies. We are seeking funding from this Offering to provide for administrative expenses related to operations while arranging for financing for our business plan.

We have no assurance that future financing will materialize. If that financing is not available to use for our development program, we may be unable to continue.

Liquidity and Capital Resources

We are a development stage company with no operating history. We have generated $30,100 in revenues. There is no significant operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. Based on our budget shown above, we anticipate needing a minimum of $12,990 in a limited operations scenario and up to $72,990 to meet our requirements for full operations for the 12 months of the estimated budget. Our current cash on hand will not allow us to expand operations. However, no assurance can be given that we will be able to do so. Additionally, we will need to generate revenues or obtain financing in order to sustain our operations beyond the end of month 12.

Even if we do complete the implementation of our business plan, we may not be able to generate sufficient revenues to become profitable.

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Going Concern Consideration

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, anticipated recurring losses from operations, and our need for additional financing in order to fund our operations.

SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“US GAAAP”).

The Company is in the development stage as defined in Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 915 "Development Stage Entities".

The Company has a July 31, year-end.

b. Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c. Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. Revenue Recognition

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.

g. Advertising

The Company will expense its advertising when incurred. There has been no advertising since inception.

h. Fixed Assets

Fixed assets are stated at cost. The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Property – 40 years

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DESCRIPTION OF BUSINESS

Organization within the Last Five Years

Our Company was incorporated in the State of Nevada on July 8, 2014 to engage in the development and operation of a business engaged in the distribution of glass craft products produced in China.  We are a development stage company.  Our fiscal year end is July 31st.  Our executive offices are located at 8153 Finch Feather St., Las Vegas, NV 89143. Our phone number is (775) 572-8824.  On July 28, 2014 we purchased an office and small shop for US$8,000, located at: Jaunciema gatve 40, Ziemeļu rajons, Rīga, LV-1023, Latvia.  The primary activities at the Las Vegas location will be carried out by our sole employee and CEO, Andris Berzins.  He will be working from this location as his schedule permits, to process sales, oversee company operations in US,  make sure our business plan in implemented as it should – including verifying that orders are fulfilled properly, regular office work (processing incoming mail, making phone calls to customers and suppliers, etc.) and working on our website content.  Mr. Berzins will also travel to Latvia, to work in the office in the shop there; to create a plan to reach out to potential customers in European Union (EU), to locate less expensive potential suppliers of our offered products, to process incoming mail in Latvia from local authorities, to keep all required paperwork in up to date state, working on content of our company website in Latvian language (for local customers) with the goal of reaching out to more customers to make our company more successful.

In General

Our business is the distribution of Glass craft products produced in China to United States of America and eventually in the European Union.  We have generated some revenues and our principal business activities to date have consisted of creating a business plan and entering into a Supply Agreement, dated July 10, 2014, with three Chinese companies, Xiamen Ebei Import & Export Co., Ltd. (“Xiamen Ebei”), Yangzhou Kanglong Glass Arts Co., Ltd. (“Yangzhou Kanglong”), and Yancheng Sunrise Import & Export Co.,Ltd. (“Yancheng Sunrise”).  Xiamen Ebei, Yangzhou Kanglong and Yancheng Sunrise are large and well-established suppliers and distributors of glass craft products in China.  The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase a variety of glass craft products (including crafts, novelties, knobs, trophies, vases, glasses, boxes, bowls, trays and plates) produced by each of the companies.  The agreements also outline the following basic terms (see Agreements for the full terms):

1. The term of each agreement began on August 1, 2014 and expires August 1, 2018.

2. Summit will give the Supplier (Seller) 60 days’ notice regarding the quantity requested for delivery.  Supplier will arrange delivery through a carrier chosen by the Supplier , the cost of which shall be F.O.B.

3. The agreement between Summit and the Supplier is non-exclusive.

4. The prices to be paid by Summit under the Supply Agreements are fixed by agreement between Summit and the Supplier. Prices are exclusive of all taxes, insurance and shipping and handling charges which are Summit’s responsibility.

5. Summit (and its customers) has the right to inspect the goods upon receipt and notify the Supplier of any claim for damages.  If any defect or damages is identified the Supplier will replace or repair the goods or refunds the purchase price at the Suppliers option.

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While we have entered into supply agreements with these three suppliers, we can make no assurance that we will be able to maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms.  As independent companies, these glass craft products suppliers make their own business decisions.  Such suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability.  They may have the right to determine whether, and to what extent, they will produce and distribute the products we need for resale.  In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer.

The total estimated amount of funds required to develop our business is $72,990, which is also the amount we need to meet our requirements for operating needs for the next 12 months of our estimated budget.  We need funds for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.  We have generated $30,100 revenue from operations to date.  In order to expand our business operations, we need the funds from this Offering.

We will distribute our glass craft products in the USA market and eventually in the European Union (EU). We do not intend to store inventory for any period of time.  The orders will be shipped to the customers or to our offices for pick-up, depending on customers’ requests. Customers will be responsible for the shipping, custom duties, taxes or any other additional charges that might incur.  All shipments will be 100% insured for the value of the products, and the insurance cost for risk of damage or loss will be the customers’ responsibility.

We start by contacting a new prospect customer by telephone or email. If the customer is open to talk about what we offer, we set up a telephone or online appointment to discuss the benefits of our products and the price. Depending upon the customer and the size of the potential order, we sometimes send him a small sample, most of the time we simply ask for order. An invoice is sent to the customer which they must pay first. Then we immediately make the order with the supplier. We don`t keep inventory other than a few samples, and the product is usually shipped directly to the customer unless other arrangements are made. This will result in lower prices for our products as we will save on warehousing costs.

Our products will be offered at prices marked-up from 10% to25% of our purchased price.  We do not intend to offer any credit terms relating to order payments. Our customers will be asked to 100% prepay for the products.  Customers will also be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill.

Product Overview

Brief History of Glass

Glass is an inorganic solid material that is usually clear or translucent with different colors. It is hard, brittle, and stands up to the effects of wind, rain or sun.

Glass has been used for various kinds of bottles and utensils, mirrors, windows and more. It is thought to have been first created around 3000 BC, during the bronze age. Egyptian glass beads date back to about 2500 BC.

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A very important advance in glass manufacture was the technique of adding lead oxide to the molten glass; this improved the appearance of the glass and made it easier to melt using sea-coal as a furnace fuel. This technique also increased the "working period" of the glass, making it easier to manipulate. The process was first discovered by George Ravenscroft in 1674, who was the first to produce clear lead crystal glassware on an industrial scale.

The mass production of glass was developed in 1887 by the firm Ashley in Castleford, Yorkshire. This semi-automatic process used machines that were capable of producing 200 standardized bottles per hour, many times quicker than the traditional methods of manufacture

Our Products

Glass craft’s unique designs in glass artwork and the superior products created from this magnificent glass have made it popular around the world. As well as traditional glass products, new, modern designs are developed by the factories and workshops to ensure glass craft products maintain their appeal. Handmade glass appears in many forms, including vases, wine and champagne glasses, plates, trays, baskets, fruit bowls and decanters. These beautiful items are perfect for wedding gifts, anniversary gifts or corporate gift or house décor item.

Glass craft products areknown for their clarity, sparkle and transparency as well as for thin, shining, liquid-like quality and expert craftsmanship. Our mission is to bring our customers high quality glass craft products at a competitive price. Our suppliers, who representthe most advancedglass craft product manufacturers, agreed to supply us with many kinds of glass craft products. We will transmit any orders received to our supplier for shipment. Our customers will be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill.

Potential customers

We plan to sell our products to retail and wholesale customers. Our President and sole director, Mr. Andris Berzins will market our products and negotiate agreements with potential customers in the USA. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to market our products and acquire potential customers. We plan to attend trade shows in our industry to showcase our product with a goal to find new customers. If we sell 100% of the shares in this Offering, we plan to hire 3 sales representatives. The salespersons’ job will be to find new retail and wholesale customers and execute agreements with them to buy our products.

Competition

There are many well-established manufacturing, distribution and retail sales companies selling glass craft products, such as HOBBY LOBBY (http://shop.hobbylobby.com/crafts-hobbies-and-fabric-crafts/glass-crafts/),  JO ANN STORE (http://www.joann.com/crafts/basics/craft-supplies/glass-art/), D&L ART GLASS SUPPLY (http://www.dlartglass.com/), and DELPHI GLASS (http://www.delphiglass.com/more-crafts/), to name a few of the larger competitors.

We expect to face medium to high level of resistance when we enter the market, where it will be up to our marketing efforts and negotiation skills to acquire new customers.  Substantially all of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can.  We also expect to continue to face competition from new market entrants.  We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product. We will compete with many local, regional and national glass craft products distributors and dealers. In addition, some glass craft products suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, distributors of products similar to those distributed by us, such as distributors of Chinese made glass craft products, may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors.

Glass craft products are distributed by many companies as well as numerous stores and websites in the USA. To compete with other companies, we plan to use helpful customer service and offer a wide assortment of glass craft products at competitive prices. We will take significant efforts to promote our product using marketing and internet tools.

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Website Marketing Strategy

We plan to develop a website to market and display our products. As of the date of this Prospectus we have not yet identified or registered any domain names for our website. To accomplish this, we plan to contract an independent web designing company. Our website will describe our products in detail, show our contact information, and include some general information and pictures of our glass craft products. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and metatags, and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials.

To enhance our sales and to advertise our product we plan to keep improving and developing our website to make it as “user friendly” as possible. Our website will offer a large array of glass craft products and by becoming a “one-stop shopping” destination we believe this will significantly enhance the efficiency of the purchasing process, reducing the time and cost of finding reasonably priced glass craft products. Our online store will provide customers with an easy-to-use shopping alternative. The website will be available 24 hours a day, seven days a week allowing customers to shop for our products directly from their homes or offices. We plan to provide a customer service department via email where consumers can resolve order and product questions.

Agreements with our suppliers

On July 10, 2014 , we entered into a Supply Agreement with three Chinese companies, Xiamen Ebei Import & Export Co., Ltd. (“Xiamen Ebei”), Yangzhou Kanglong Glass Arts Co., Ltd. (“Yangzhou Kanglong”), and Yancheng Sunrise Import & Export Co.,Ltd. (“Yancheng Sunrise”).  Xiamen Ebei, Yangzhou Kanglong and Yancheng Sunrise are large and well-established suppliers and distributors of glass craft products in China.  The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase a variety of glass craft products (including crafts, novelties, knobs, trophies, vases, glasses, boxes, bowls, trays and plates) produced by each of the companies. The agreements also outline the following basic terms (see Agreements for the full terms):

1. The term of each agreement began on August 1, 2014 and expires August 1, 2018.

2. Summit will give the Supplier (Seller) 60 days’ notice regarding the quantity requested for delivery.  Supplier will arrange delivery through a carrier chosen by the Supplier , the cost of which shall be F.O.B.

3. The agreement between Summit and the Supplier is non-exclusive.

4. The prices to be paid by Summit under the Supply Agreements are fixed by agreement between Summit and the Supplier. Prices are exclusive of all taxes, insurance and shipping and handling charges which are Summit’s responsibility.

5. Summit (and its customers) has the right to inspect the goods upon receipt and notify the Supplier of any claim for damages.  If any defect or damages is identified the Supplier will replace or repair the goods or refunds the purchase price at the Suppliers option.

While we have entered into supply agreements with these three suppliers, we can make no assurance that we will be able to maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms.  As independent companies, these glass craft products suppliers make their own business decisions.  Such suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability.  They may have the right to determine whether, and to what extent, they will produce and distribute the products we need for resale.  In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer.

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Research and Development Activities and Costs

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first 12 months following the date of this Prospectus related to the development of our website.

Facilities

We currently own our physical property of our office and shop in Latvia.Our current business address is Jaunciema gatve 40, Ziemeļu rajons, Rīga, LV-1023,Latvia.  Our telephone number is (775) 572-8824.

Andris Berzins, our sole officer and director, works on Company business from our office in Latvia.This location serves as our primary office for planning and implementing our business plan.Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.  The Company has also rented executive offices at 8153 Finch Feather St., Las Vegas, NV 89143.

The primary activities at the Las Vegas location will be carried out by our sole employee and CEO, Andris Berzins.  He will be working from this location as his schedule permits, to process sales, oversee company operations in US,  make sure our business plan in implemented as it should – including verifying that orders are fulfilled properly, regular office work (processing incoming mail, making phone calls to customers and suppliers, etc.) and working on our website content.

Mr. Berzins will also travel to Latvia, to work in the office in the shop there; to create a plan to reach out to potential customers in European Union (EU), to locate less expensive potential suppliers of our offered products, to process incoming mail in Latvia from local authorities, to keep all required paperwork in up to date state, working on content of our company website in Latvian language (for local customers) with the goal of reaching out to more customers to make our company more successful.

The office and shop has the potential to become a distribution hub for potential EU customers, therefore, we will be making phone calls from there to reach out to EU customers after the successful completion of our Offering. We will also work there on some parts of our website which will be in both the Latvian and English languages, to reach more potential clients in Europe.

We might use the shop later on to make some of our own brand assembly of glass craft products, but it will require more funds in the future. We first need to make our company successful by simply doing what we do best: the distribution of ready-made products from our suppliers.

Employees and Employment Agreements

We have no employees as of the date of this Prospectus. Our sole officer and director, Andris Berzins, currently devotes approximately 20 hours per week to company matters. After receiving funding, Mr. Berzins plans to devote as much time as the Board of Directors determines is necessary for him to manage the affairs of the Company. As our business and operations increase, we will hire full time management and administrative support personnel.

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Reports to Stockholders

We are not currently a reporting company, but upon effectiveness of the registration statement of which this Prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website once our website is completed and launched.

Jobs Act

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.’’

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

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Smaller Reporting Company

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY - THE JOBS ACT

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;
•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

DESCRIPTION OF PROPERTY

We currently own our physical property of our office and shop in Latvia. Our current business address is Jaunciemagatve 40, Ziemeļurajons, Rīga, LV-1023,Latvia. Our telephone number is (775) 572-8824.

The Companyhas also rented executive offices at 8153 Finch Feather St., Las Vegas, NV 89143.

Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and title of our executive officer and director is as follows:

Name	Age	Position
Andris Berzins	36	President, Secretary, Treasurer and Director

Andris Berzins has served as our President, Treasurer and Director since our formation on July 8, 2014. Since 2010, Mr. Berzins has been studying business and management at Latvian University, as a business major using their executive education program. Since 2009, Mr. Berzins has also been self employed operating a private business of stained glass home products distribution World Windows Company in Latvia. He sold the business in 2014 and used the proceeds to start Summit Networks Inc to distribute glass craft products.

Mr. Berzins’s energy, previous business owner experience and enthusiasm for entrepreneurship led to our conclusion that Mr. Berzins should be serving as a member of our Board of Directors.

Term of Office

Directors serve for a term on our Board of Directors that expires at the next annual meeting of shareholders, or until a successor shall have been elected and qualified, or until his earlier resignation, death or removal from office in accordance with the provisions of the Nevada Revised Statues. Officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors, both of whom also serve as officers of the Company. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5000(a)(19) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that each of Mr. Berzins is not “independent” within the meaning of such rules.

Significant Employees

Our sole officer and director, Andris Berzins, currently devotes approximately 20 hours per week to Company matters.

32

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Promoters

Andris Berzins, our sole officer and director, is also a promoter of the Company because he took the initiative in founding and organizing the business of the Company.

On July 23, 2014, Mr. Berzins purchased a total of 4,000,000 shares of common stock at a price of $0.001 per share, for aggregate proceeds of $4,000.

Mr. Berzins loaned us $20 on July 17, 2014. This loan is non-interest bearing, due upon demand and unsecured.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following table sets forth information concerning annual and long-term compensation of the Company for the fiscal year ended July 31, 2014, for its executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation($)	All Other Compensation($)	Total ($)
Andris Berzins (1)	2014	0	0	0	0	0	0	0	0

________

(1) President, Secretary, Treasurer and Director.

Employment Agreements, Termination of Employment, Change-In-Control Arrangements

There is currently no employment or other contract or arrangement with our officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officer that would result from his resignation, retirement or other termination from us. There are no arrangements for our officer that would result in a change-in-control. Our officer has not received monetary compensation since our inception to the date of this Prospectus.

Stock Option Grants

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officer or director since our inception; accordingly, none were outstanding at July 31, 2014.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company.

33

Director Compensation

The following table sets forth director compensation as of July 31, 2014:

Name	Fees Earned Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)
Andris Berzins (1)	0	0	0	0	0	0	0

________

(1) President, Secretary, Treasurer and Director.

We have not compensated our director for his service on our Board of Directors since our inception. There are no arrangements pursuant to which our director will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 23, 2014, we offered and sold to Andris Berzins, our President, Secretary, Treasurer and Director, a total of 4,000,000 shares of common stock for a purchase price of $0.001 per share, for aggregate proceeds of $4,000.

Mr. Berzins loaned us $20 on July 17, 2014. This loan is non-interest bearing, due upon demand and unsecured.

We have not entered into any other transaction, nor are there any proposed transactions, in which our director and officer, or significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our officer and director may be considered a promoter of the Company due to his participation in and management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding our common stock owned on July 31, 2014, by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership	Percentage (3)
AndrisBerzins President, Secretary, Treasurer and Director	4,000,000 shares of common stock	100%

All Directors and Officers as a Group (1person)	4,000,000 shares of common stock	100%

(1) Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown, subject to applicable community property laws.

(2) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this Prospectus. As of the date of this Prospectus, there were 4,000,000 shares of our common stock issued and outstanding.

(3) Based on 4,000,000 shares of common stock outstanding as of the date of this Prospectus.

34

PLAN OF DISTRIBUTION

Summit Networks has 4,000,000 common shares of common stock issued and outstanding as of the date of this Prospectus.  The Company is registering an additional of 2,000,000 shares of its common stock for sale at the fixed price of $0.04 per share for the duration of the Offering.  There is no arrangement to address the possible effect of the offering on the price of the stock.  The Offering is a direct primary being conducted on a self-underwritten, basis, our director, Andris Berzins, will offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that he will be able to sell any of the shares.

In connection with the Company’s selling efforts in the Offering, Andris Berzins will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Berzins is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Berzins will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Berzins is not, nor has he been within the past 12 months, a broker or dealer, and he has not, nor have has been within the past 12 months, associated persons of a broker or dealer. At the end of the Offering, Mr. Berzins will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Berzins will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Summit Networks will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this Offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this Prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Summit Networks has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Summit Networks will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

35

No provision in our Bylaws would have an effect of delaying, deferring or preventing a change in control of the Company or would operate only with respect to an extraordinary corporate transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Keith A. Gernant, Esq., of The McBride Law Firm, PC, with an address of9929 N. 95th St., Suite Q-110, Scottsdale, AZ 85258 , has rendered an opinion with respect to the validity of the shares of common stock covered by this Prospectus.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date of this Prospectus, there were 4,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, who is also our sole officer and director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

36

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We do not currently have a Transfer Agent but we are in the process of retaining one.

Anti-Takeover Law

Currently, we have no Nevada shareholders and since this Offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

37

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest exceeding $50,000, directly or indirectly in the Company. Nor was any such person connected with Summit Networks Inc as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Keith A. Gernant, Esq., of The McBride Law Firm, PC, has rendered an opinion with respect to the validity of the shares of common stock covered by this Prospectus. Jimmy P. Lee, CPA PC, our independent registered public accountants, have audited our financial statements for the period ended July 31, 2014, included in this Prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Jimmy P. Lee, CPA PC, has presented its report with respect to our audited financial statements.

WHERE YOU CAN FIND AVAILABLE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this Offering. This Prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this Prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

38

SUMMIT NETWORKS INC

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Summit Networks Inc.

(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Summit Networks Inc. as of July 31, 2014, and the related consolidated statement of operations, stockholders’ equity (deficit), and cash flows for each of the year in the period ended July 31, 2014, and for the period from July 8, 2014 (inception) to July 31, 2014. Summit Networks Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Summit Networks Inc.’ as of July 31, 2014, and the results of its operations and its cash flows for each of the year in the period ended July 31, 2014, and for the period from July 8, 2014 (inception) to July 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had limited operations and further expenditures are anticipated in the development of its business. The Company incurred a net income of $5,090 for the period from July 8, 2014 (date of inception) to July 31, 2014, and has cash of $110 as of July 31, 2014 to cover the expenditures of the Company. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jimmy P. Lee, CPA PC
Astoria, NY
September 19, 2014

F-2

SUMMIT NETWORKS INC.

(A Development Stage Company)

Balance Sheet

July 31,
2014

ASSETS
Current Assets
Cash	$110
Total Current Assets	110

Other Assets	1,000
Property	8,000
TOTAL ASSETS	9,110

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Due to related party	$20
Total Liabilities	20

Stockholders' Equity
Common stock, ($0.001 par value, 75,000,000 shares
authorized; 4,000,000 shares issued and outstanding
as of July 31, 2014	4,000
Deficit accumulated during development stage	5,090
Total Stockholders' Equity	9,090
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$9,110

F-3

SUMMIT NETWORKS INC.

(A Development Stage Company)

Statement of Operations

From July 8, 2014
(Inception) to
July 31,
2014

Sales	$30,000
Cost of Goods	20,950
Gross Profit	9,050

Selling, General & Administrative Expenses	4,060

Income from operations	4,990

Other income (expenses)	100

Income before income taxes	5,090

Income tax provision	-

Net Income (Loss)	5,090

Basic and diluted earnings per share	$0.00

Weighted average number of common shares outstanding	4,000,000

F-4

SUMMIT NETWORKS INC.

(A Development Stage Company)

Statement of Stockholders' Equity

From July 8, 2014 (Inception) to July 31, 2014

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance, July 8, 2014	-	$-	$-	$-	$-

Stock issued for cash on July 23, 2014
@ $0.001 per share	4,000,000	4,000	-		4,000

Net loss, July 31, 2014				5,090	5,090

Balance, July 31, 2014	4,000,000	$4,000	$-	$5,090	$9,090

F-5

SUMMIT NETWORKS INC.

(A Development Stage Company)

Statement of Cash Flows

From July 8, 2014
(inception) to
July 31,
2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$5,090
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Other assets	(1,000)
Net cash provided by (used in) operating activities	4,090

CASH FLOWS FROM INVESTING ACTIVITIES
Acquistion of Property	(8,000)
Net cash provided by (used in) investing activities	(8,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	20
Issuance of common stock	4,000
Net cash provided by (used in) financing activities	4,020

Net increase (decrease) in cash	110
Cash at beginning of period	-
Cash at end of year	$110

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for :
Interest	$-
Income Taxes	$-

F-6

SUMMIT NETWORKS INC.

(A Development Stage Company)

Notes to Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Summit Networks Inc. (the “Company”) was incorporated under the laws of the State of Nevada on July 8, 2014. The Company was formed to engage in the development and operation of a business engaged in the distribution of glass craft products produced in China.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, development of its business plan and minimal sales. The Company has commenced limited operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“US GAAAP”).

The Company is in the development stage as defined in Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 915 "Development Stage Entities".

The Company has a July 31, year-end.

b. Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c. Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

SUMMIT NETWORKS INC.

(A Development Stage Company)

Notes to Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e. Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. Revenue Recognition

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has generated $30,000 in revenue since its inception.

g. Advertising

The Company will expense its advertising when incurred. There has been no advertising since inception.

h. Fixed Assets

Fixed assets are stated at cost. The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Property – 40 years

i. New Accounting Pronouncements

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the company’s financial statements.

F-8

SUMMIT NETWORKS INC.

(A Development Stage Company)

Notes to Financial Statements

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had limited operations during the period from July 8, 2014 (date of inception) to July 31, 2014 resulting in net income of $5,090. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Even though the Company is currently in the development stage and has minimal expenses, management does not believe that the company’s current cash of $110 is sufficient to cover the expenses they will incur during the next twelve months.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

As of July 31, 2014, there is a loan payable due to Andris Berzins for $20, which is non-interest bearing with no specific repayment terms.

NOTE 6. INCOME TAXES

As of July 31, 2014

Deferred tax assets:
Net operating tax carryforwards	$5,090
Other	-0-
Gross deferred tax assets	5,090
Valuation allowance	(5,090)

Net deferred tax assets	$-0-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

F-9

SUMMIT NETWORKS INC.

(A Development Stage Company)

Notes to Financial Statements

NOTE 7. STOCKHOLDERS’ EQUITY

Transactions, other than employees’ stock issuance, are in accordance with ASC No. 505. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees’ stock issuance are in accordance with ASC No. 718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

The stockholders’ equity section of the Company contains the following classes of capital stock as of July 31, 2014:

Common stock, $0.001 par value: 75,000,000 shares authorized; 4,000,000 shares issued and outstanding.

On July 23, 2014 the Company issued a total of 4,000,000 shares of common stock to a director for cash in the amount of $0.001 per share for a total of $4,000.

As of July 31, 2014 the Company had 4,000,000 shares of common stock issued and outstanding.

NOTE 8. PROPERTY AND EQUIPMENT

The Company currently has property consisting of an office and shop for which it paid $8,000 during July 2014.

No depreciation expense was recorded during the year ended July 31, 2014

NOTE 9. COMMITMENT & CONTINGENCIES

On July 30, 2014, the Company entered into Commercial Lease Agreement for three years that expires July 30, 2017 for $1,000 a month as the Company’s office space. The rent expense for the year ended July 31, 2014 was $1,000.

Future lease commitments are as follows:

2015	$11,000
2016	12,000
2017	12,000
Total	$35,000

F-10

________________

[Back Page of Prospectus]

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

SUMMIT NETWORKS INC

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2014, all dealers that effect transactions in these securities whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$10
Legal and accounting fees and expenses	$5,500
Publishing/Edgarizing	$500
Transfer Agent	$1,000
TOTAL	$7,010

________

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by Nevada law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On July 23, 2014, we offered and sold to Andris Berzins, our President, Secretary, Treasurer and Director, a total of 4,000,000 shares of common stock for a purchase price of $0.001 per share for aggregate proceeds of $4,000. The Company made the offer and sale in reliance on the exclusion from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of the US, to a non-US person, and with no directed selling efforts in the US. No commission or finder’s fee was paid in connection with the sale of any securities.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (filed previously)

3.2	Bylaws of the Registrant (filed previously)

5.1	Opinion re: Legality and Consent of Counsel

10.1	Supply Agreementdated July 10, 2014with Xiamen Ebei (filed previously)

10.2	Supply Agreements dated July 10, 2014 with Yangzhou Kanglong (filed previously)

10.3	Supply Agreements dated July 10, 2014 withYancheng Sunrise (filed previously)

10.4	Form of Subscription Agreement (filed previously)

23.1	Consent of Legal Counsel (contained in exhibit 5.1)

23.2	Consent of Jimmy P. Lee, CPA PC

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in Riga, Latvia, on  November 26, 2014.

SUMMIT NETWORKS, INC.

By:	/s/ Andris Berzins
Name:	Andris Berzins
Title:	President, Secretary, Treasurer and Director
(principal executive officer, principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andris Berzins, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Summit Networks Inc, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Andris Berzins	President, Secretary, Treasurer and Director	November 26, 2014
Andris Berzins	(principal executive officer, principal financial officer and principal accounting officer)

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (filed previously)

3.2	Bylaws of the Registrant (filed previously)

5.1	Opinion re: Legality and Consent of Counsel

10.1	Supply Agreement dated July 10, 2014 with Xiamen Ebei (filed previously)

10.2	Supply Agreements dated July 10, 2014 with Yangzhou Kanglong (filed previously)

10.3	Supply Agreements dated July 10, 2014 withYancheng Sunrise (filed previously)

10.4	Form of Subscription Agreement (filed previously)

23.1	Consent of Legal Counsel (contained in exhibit 5.1)

23.2	Consent of Jimmy P. Lee, CPA PC

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